Exhibit 10.22

AGREEMENT AND AMENDMENT NO. 2

This AGREEMENT AND AMENDMENT NO. 2 is made this 1st day of April 2015, and effective as of January 1, 2015, by and between ORAMED PHARMACEUTICALS INC., a Delaware corporation with a mailing address at Hi-Tech Park 2/4 Givat Ram, Jerusalem 91390 Israel (the “Company”), and Michael Berelowitz, M.D., with an address 415 East 37th Street New York, NY 10016 (“Berelowitz”).

WHEREAS:

A.	The Company and Berelowitz are parties to the Agreement dated as of November 26, 2013, as amended on July 16, 2014 (together, the “Original Agreement”); and

B.	The Company and Berelowitz wish to amend the Original Agreement to extend the term thereof for an additional twelve months.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1.	Amendment to Section 1.2. Section 1.2 of the Original Agreement is hereby amended and restated in its entirety to read as follows:
“2.1	Term. Unless terminated earlier in accordance with the provisions hereof, the term of engagement under this Agreement shall commence on January 1, 2015 (the “Effective Date”) and shall continue for a period of twelve months (the “Term”).”
2.	Ratification. As amended hereby, the Original Agreement is ratified and confirmed and all other terms and conditions remain in full force and effect.

[Signature page follows.]

IN WITNESS WHEREOF the parties hereto have executed this Agreement and Amendment No. 2 effective as of the date and year first above written.

ORAMED PHARMACEUTICALS INC.

Per:	/s/ Nadav Kidron, /s/ Yifat Zommer	/s/ Michael Berelowitz
MICHAEL BERELOWITZ M.D.
Name:	Nadav Kidron / Yifat Zommer

Title:	Chief Executive Officer / CFO